Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference, constituting a part of the Company's Registration Statements on Form S-8 Registration Statement File No. 33-33342, Form S-2 Registration Statement File No. 33-68646, and Form S-2 Registration Statement File No. 333-81282, of our report dated October 14, 2002 relating to the 2002 consolidated financial statements and schedule of Voxware, Inc., appearing in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ WithumSmith + Brown, PC

Princeton, New Jersey
October 14, 2002